ORIGINAL

CONFIDENTIAL SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Release ("Agreement") is made and entered into by and between Axial Vector Engine Corporation fka Aero Marine Engine, Inc., and Aero Marine Engine Corporation (collectively referred to as "AVEC"), and Patricia Wilks ("Wilks") and Dennis Palmer ("Palmer") as follows:

RECITALS

WHEREAS, on or about October 22, 2004, AVEC filed a lawsuit in the United States District Court, Central District of California, Western Division, against Dyna-Cam Engine Corporation, Wilks and Palmer, entitled Axial Vector Engine Corporation fka Aero Marine Engine, Inc., and Aero Marine Engine Corporation v. Dyna-Cam Engine Corporation, Patricia Wilks, Dennis Palmer, bearing Case No. CV 04-8790 CBM (JTLx) ("the Action");

WHEREAS, on or about December 14, 2004, Wilks and Palmer filed a Counter-Action against AVEC in the Action;

WHEREAS, on or about October 28, 2005, the Court granted AVEC's Ex Parte Application for a Temporary Restraining Order, Order to Show Cause Re Preliminary Injunction ("TRO") against Wilks and Palmer;

WHEREAS, on or about November 17, 2005, the Court granted AVEC a Preliminary Injunction against Wilks and Palmer with a finding of fact and conclusions of law, a true and correct copy of which is attached hereto and incorporated herein as part of the Agreement.

WHEREAS, pursuant to the Order granting the Preliminary Injunction, the parties agree that Wilks and Palmer, and each of them, and their respective officers, agents, servants, employees, attorneys, and those in active concert or participation with them are hereby permanently restrained and enjoined from:

1. From displaying, controlling, and/or operating the website www.dynacam.com or any other domain containing the words "dyna-cam", "dynacam", "Dyna-Cam", "Dynacam";
2. From exhibiting any display, product, and advertisement bearing the mark Dyna-Cam, "Dyna-Cam Engine", or "Dyna-Cam Engine Corporation; and
3. From making, using, selling, marketing, and offering for sale, and conducting business certain products using the name(s) and mark(s) containing the words "dyna-cam", "dynacam", "Dyna-Cam", or "Dynacam".

WHEREAS, the parties seek by the foregoing to reach a final resolution of the disputes between them and forever and fully release their respective claims and defenses asserted in the Action and Counter-Action; and

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1. Recitals. The Recitals set forth above are incorporated by reference and hereby made a part of the parties Agreement.

2. Acknowledgement of Agreement. Wilks and Palmer acknowledge and agree that on or about June 30, 2003, Wilks and Palmer each signed a document providing, in pertinent part, AVEC acquired all right, title, assets, and interest to Dyna-Cam Engine Corporation, including related web sites and domain names (i.e., www.dynacam.com).

3. Prohibition on Sending E-mails. Wilks and Palmer agree that they will cease and desist from sending out any and all e-mails or email blasts relating to, referring to, concerning AVEC, its subsidiaries, officers, principals, agents, or anyone acting on their behalf. This includes Wilks sending out any emails under the pen or pseudonym "Ms. Took".

4. Permanent Injunction. The parties agree that the Preliminary Injunction currently in place shall be converted to a permanent injunction.

5. Parties to Bear Own Attorneys' Fees and Costs. The parties shall each bear his, her, or their own attorneys' fees and expenses of the Action, Counter-Action, and of the negotiation and execution of this Agreement.

6. Release.

A. Except for the executory provisions of this Agreement, AVEC hereby fully and finally releases, relinquishes, waives, acquits, and forever discharges Wilks and Palmer, and their agents, attorneys, insurers, assigns, predecessors, successors, servants, and representatives from any and all claims, demands, damages, debts, liabilities, obligations, causes of action, suits, legal fees, legal costs, actions, agreements, compensation, counterclaims, controversies, covenants, cross-claims, disputes, encumbrances, liabilities, liens, losses, statutory rights, common law rights, equitable rights, rights, setoffs, sums of money and undertakings of every kind and nature whatsoever, known and unknown, anticipated or unanticipated.

B. Except for the executory provisions of this Agreement, Wilks and Palmer fully and finally release, relinquish, waive, acquit, and forever discharge AVEC and their respective past, present and future stockholders, officers, directors, employees, agents, members, attorneys, insurers, assigns, predecessors, successors, servants, subsidiaries, affiliate companies, parent companies and representatives from any and all claims, demands, damages, debts, liabilities, obligations, causes of action, suits, legal fees, legal costs, actions, agreements, compensation, counterclaims, controversies, covenants, cross-claims, disputes, encumbrances, liabilities, liens, losses, statutory rights, common law rights, equitable rights, rights, setoffs, sums of money, and undertakings of every kind and nature whatsoever, known and unknown, anticipated or unanticipated.

7. Dismissal of Actions.

Within fifteen (15) days of execution of this Agreement:

(a) AVEC agrees to file and serve a full dismissal with prejudice of the Action;

(b) Wilks and Palmer agree to file and serve a full dismissal with prejudice of the Counter-Action;

8. Liquidated Damages. In the event it is shown by a preponderance of the evidence in this Court; i.e., U.S.D.C. Central District of California, that either party has engaged in material breach of the obligations as defined herein above:

a) The party shown to have committed the breach will be solely responsible for all attorney fees and court costs incurred as a result of or in connection with the litigation of any issue surrounding or relating to said breach; and

b) The party shown to have committed the breach for said breach will pay the other party liquidated damages for said breach in the sum of $100,000.

9. Waiver of California Civil Code Section 1542.

All parties hereby specifically agree that the releases herein are full and general releases of any and all claims. All parties further understand and agree that all rights under section 1542 of the Civil Code of California and any similar law of any other jurisdiction are hereby expressly waived. Section 1542 reads as follows:

> 1542. Certain claims not affected by general release. A general release does not extend to claims which the creditor

does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

10. Confidentiality. The parties agree to keep confidential and not disclose to any third party the terms and conditions of this Agreement, or any of the negotiations and discussions that preceded its making, except as follows in which cases the parties will nevertheless use their best efforts to seek confidential treatment by any receiving party: (i) as is necessary to dismiss the Action and Counter-Action; (ii) as is necessary to effectuate any term or provision of the settlement, including any subsequent litigation to enforce the settlement; (iii) to a party's accountants or lawyers; and (iv) as required by law or court order upon notice to the other party sufficiently in advance of such disclosure to permit it to seek a protective order.

This confidentiality covenant shall not affect AVEC, or its Licensees or Joint Venture Partners from making normal-course disclosures pursuant to SEC regulations or from issuing press releases or from providing such information as may be necessary to meet the disclosure requirements as a public company, or to carry out the terms and conditions of this Agreement and to meet the obligations and duties contemplated thereunder. This confidentiality covenant further does not prevent AVEC from disclosing such information as to the underlying agreements (i.e., the June 30, 2003 agreements) as is necessary to carry out its business.

11. No Assignment. Each party warrants and represents that they, and each of them, has made no assignment, voluntary or involuntary, of all or any part of the claims released herein to any other persons or entities.

12. Representation by Attorneys. Each of the parties to this Agreement hereby acknowledges that party's representation by attorneys in connection with this Agreement. Each of the parties to this Agreement further acknowledge that the full import of the provisions of this Agreement has been explained to that party by his, her, or their attorneys. Each party enters into this Agreement knowingly, intelligently, and voluntarily. In addition, each and all the provisions of this Agreement are acceptable to each party to this Agreement and are fully agreed and understood.

13. No Admission. All parties understand and agree that this Agreement is a compromise of doubtful and disputed claims, and that the agreements made herein is not to be construed as and is not an admission of liability on the part of the party or parties released, and that all parties deny liability and intend merely to avoid litigation and buy their peace.

14. Severability. If any provision of this Agreement as applied to any party or to any circumstances shall be adjudged by a Court to be void and unenforceable, the same

shall in no way affect:

(a) any other provision to this Agreement;

(b) the application of such provision in any other circumstances; and

(c) the validity or enforceability of the Agreement as a whole.

15. No Unstated Inducements of Other Agreements. Each party to this Agreement warrants and represents to every other party to this Agreement that, except as expressly stated in this Agreement, no inducement, promise, consideration, representation, or agreement, whether written or oral, and whether expressed, implied, or apparent, which is not expressly set forth in this Agreement, has been made to induce or persuade that party to enter into this Agreement.

16. Warranty of Signatories. Each signatory of this Agreement warrants that he or she or it is legally competent and authorized to execute this Agreement on behalf of the party whose name is subscribed at or above the signatory's signature. Each party to this Agreement acknowledges and agrees that one signature on behalf of a corporate party to this Agreement is sufficient to legally bind that corporation to the terms and conditions of this Agreement.

17. Construction of Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Where the context requires, the singular shall be deemed to include the plural and *vice versa*; and use of the masculine, feminine or neutral gender shall be deemed to include every gender. Headings and titles to sections are for reference only, and do not constitute parts of this Agreement.

18. Inurement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective affiliates.

19. Entire Agreement. This Agreement constitutes the entire and exclusive agreement between the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous agreements, understandings, promises, representations, warranties, covenants, negotiations and discussions, whether oral or written, whether express, implied or apparent in connection with the subject matter hereof. No supplements or modifications or waivers or terminations of said Agreement shall be binding unless executed in writing by the party to be bound.

20. Interpretation. The parties acknowledge and agree that each has been given the opportunity to independently review this Agreement with legal counsel and/or has the requisite experience and sophistication to understand, interpret and agree to the particular

language of the provisions hereof and does so understand and agree. Each of the parties represents that he, she, or it participated in the negotiation drafting of this Agreement, and as a result, each party to this Agreement shall be considered as a draftsperson of said Agreement. This Agreement shall not be construed in favor of or against any party hereto, but shall be construed as if all parties to this Agreement prepared the Agreement.

21. Execution of Document. Each party agrees to execute and deliver such other document(s) and instrument(s) and to take such further actions as may be reasonably necessary to fully carry out the intent and purposes of this Agreement.

22. Counterparts. This Agreement may be executed in any number of counterparts (including signatures by facsimile) each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

23. Nonwaiver of Provisions of Agreement. No waiver of any provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in writing. No breach of any portion hereof can be waived unless in writing. Waiver of any one breach of any provision in this Agreement shall not be deemed to be a waiver of any other breach of the same or other provisions hereof.

24. Attorneys' Fees. In the event of any action to enforce this Agreement or interpret its terms, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs incurred in connection with said proceeding.

25. Governing Law. This Agreement is made and is deemed to be performed in the State of California and shall be construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have executed this Confidential Settlement Agreement and Release at the date set forth below.

The undersigned have read the foregoing Agreement and fully understand it.

Dated: 5-11-06

Axial Vector Engine Corporation fka Aero Marine Engine, Inc

By:
Samuel Higgins
Its: Secretary and Treasurer

Dated: 5-11-06

Aero Marine Engine Corporation

By: [signature]
Samuel Higgins
Secretary and Treasurer of Axial Vector Engine Corporation

Dated: ______________

By: ______________
Patricia Wilks

Dated: ______________

By: ______________
Dennis Palmer

APPROVED AS TO FORM:

Dated: May 11, 2006

WELLMAN & WARREN, LLP

By: [signature]
Cathy Q.T. Pham

Attorneys for Plaintiffs and Counter-Defendants AXIAL VECTOR ENGINE CORPORATION fka AERO MARINE ENGINE, INC., and AERO MARINE ENGINE CORPORATION

Dated: ______________

FRANK FRISENDA, JR., ESQ.

By: ______________
Frank Frisenda

Attorneys for Defendants and Counter-Claimants PATRICIA WILKS and DENNIS PALMER

Dated:____________________

Aero Marine Engine Corporation

By: ________________________
Samuel Higgins
Secretary and Treasurer of Axial Vector Engine Corporation

Dated: 5-16-06

By: Patricia Wilks
Patricia Wilks

Dated: 5-16-06

By: Dennis C Palmer
Dennis Palmer

APPROVED AS TO FORM:

Dated:____________________

WELLMAN & WARREN, LLP

By:________________________
Cathy Q.T. Pham

Attorneys for Plaintiffs and Counter-Defendants AXIAL VECTOR ENGINE CORPORATION fka AERO MARINE ENGINE, INC., and AERO MARINE ENGINE CORPORATION

Dated: 5/16/06

FRANK FRISENDA, JR., ESQ.

By:________________________
Frank Frisenda

Attorneys for Defendants and Counter-Claimants PATRICIA WILKS and DENNIS PALMER